PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT / /
FILED BY A PARTY OTHER THAN THE REGISTRANT /X/

Check the appropriate box:
/ /   Preliminary Proxy Statement
/X/   Definitive Proxy Statement
/ /   Definitive Additional Materials
/ /   Soliciting Material Pursuant to 240.-14a-11(c) or 240.14a-12
----------------------------------------------------------------------------
(Name of Registrant as Specified in Its Charter) FCNB Corp
----------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement) FCNB Corp

Payment of Filing Fee (Check the appropriate box):
/X/   No fee required
      $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
/ /   14a-6(j)(2).
      $500 per each party to the controversy pursuant to Exchange Act Rule
/ /   14a-6(i)(3).
      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
/ /   0-11.
      (1) Title of each class of securities to which transaction applies:
----------------------------------------------------------------------------
      (2) Aggregate number of securities to which transaction applies:
----------------------------------------------------------------------------
      (3) Per unit price or other underlying value of transaction computed
      pursuant to Exchange Act Rule 0-11:       /
----------------------------------------------------------------------------
      (4) Proposed maximum aggregate value of transaction:
----------------------------------------------------------------------------
      / Set forth the amount on which the filing fee is calculated and state how it was determined.
      Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
/ /
      (1) Amount Previously Paid:
----------------------------------------------------------------------------
      (2) Form, Schedule or Registration Statement No.:
----------------------------------------------------------------------------
      (3) Filing Party:
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      (4) Date Filed:
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
                                POST OFFICE 240
                         FREDERICK, MARYLAND 21705-0240

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 21, 1998

    Notice is hereby given that the Annual Meeting of Shareholders of FCNB Corp (the "Company") will be held at 7200 FCNB COURT, FREDERICK, MARYLAND 21703 on Tuesday, April 21, 1998 at 7:00 p.m. for the following purposes:

1. To elect six directors of the Company to hold office until the expiration of their terms or until their respective successors have been duly elected and qualified.

2. To consider and vote upon the adoption of the Company's 1997 Director Stock Option Plan.

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

    February 6, 1998 was fixed by the Board of Directors as the record date for determining shareholders entitled to receive notice of and to vote at the Annual Meeting. A plurality of votes cast by the shareholders of the Company's outstanding Common Stock represented in person or by proxy at the Annual Meeting is necessary to elect the directors.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Helen G. Hahn
                                          Vice President and Secretary

Frederick, Maryland
March 20, 1998

    You are urged to complete, sign, date and return the enclosed proxy promptly. If you attend the Annual Meeting and decide that you wish to vote in person, you may revoke your proxy at any time prior to its use.

                                PROXY STATEMENT

    This Proxy Statement is furnished to shareholders of FCNB Corp, a Maryland corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company to be used at the Annual Meeting of Shareholders to be held on Tuesday, April 21, 1998 at 7:00 p.m., local time, at the Company's headquarters, located at 7200 FCNB Court, Frederick, Maryland 21703, and at any adjournment or postponement thereof. The Company is the holding company for its wholly-owned bank subsidiary FCNB Bank, Frederick, Maryland (the "Bank"). This proxy material is being mailed to shareholders on or about March 20, 1998. The Company's mailing address is P.O. Box 240, Frederick, Maryland 21705-0240.

                               PROXIES AND VOTING

    Shareholders of record at the close of business on February 6, 1998 are entitled to notice of and to vote at the Annual Meeting. At that date there were outstanding and entitled to vote 5,915,468 shares of Common Stock which were held by approximately 3,491 holders of record. Each share is entitled to one vote on all matters.

    The cost of solicitation of proxies will be borne by the Company. The solicitation of proxies generally will be by mail and by directors, officers, and employees of the Company or its subsidiary, without additional compensation to them. In some instances solicitation may be made by telephone, the costs of which will be borne by the Company. The Company may also reimburse brokers, custodians, nominees, and other fiduciaries for reasonable out-of-pocket and clerical expenses for forwarding proxy materials to their principals.

    All shares entitled to vote and represented by a properly executed and unrevoked proxy received in time for the Annual Meeting will be voted at the Annual Meeting in accordance with the instructions given thereon. In the absence of instructions to the contrary, such shares will be voted FOR (i) the election of the designated nominees for directors and (ii) the adoption of the Company's 1997 Director Stock Option Plan. Persons appointed as proxies will also be entitled to vote in their discretion on other matters that may properly come before the Annual Meeting and any adjournment or postponement thereof.

    Any proxy given by a shareholder may be revoked by the holder at any time before it is voted at the Annual Meeting by (i) attending the Annual Meeting and voting in person, (ii) filing a written notice of revocation with the Secretary of the Company prior to the Annual Meeting, or (iii) duly executing a proxy bearing a later date and delivering same to the Secretary of the Company prior to the exercise of the proxy. Written notices of revocation of a proxy should be addressed to Helen G. Hahn, Vice President and Secretary, FCNB Corp, P.O. Box 240, Frederick, Maryland 21705-0240.

    The presence, in person or by proxy, of a majority of the outstanding shares of the Company's Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. In the event that less than a majority of the outstanding shares are present at the Annual Meeting, either in person or by proxy, a majority of the shares so represented may vote to adjourn the Annual Meeting from time to time without further notice. Directors receiving a plurality of the votes cast will be elected in the order of the number of votes received. The inspectors of election appointed for the meeting will determine the existence of a quorum and will tabulate the votes cast at the Annual Meeting. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted for a vote of shareholders. If a broker indicates that he or she does not have discretionary authority to vote on a particular matter as to certain shares, those shares will be counted as present for general quorum purposes but will not be considered as present and entitled to vote with respect to that matter.

                       PROPOSAL I: ELECTION OF DIRECTORS

    The Board of Directors has set the number of directors that constitute the Board of Directors at fourteen. The Articles of Incorporation of the Company provide that the directors shall be classified with respect to the time for which they severally hold office into three classes. Each year all of the directors in one class are elected to serve for a term of three years. The shareholders will vote at this Annual Meeting for the election of five directors for a three year term expiring at the Annual Meeting of Shareholders in 2001 and the election of one director, appointed by the Board of Directors in October 1997 to fill a vacancy, for a one year term expiring at the Annual Meeting of Shareholders in 1999, or at such time as their respective successors have been elected and qualified.

    Unless otherwise directed in the enclosed form of proxy, the persons named in such proxy intend to vote FOR the election of each of the following nominees for the terms indicated, or until their respective successors have been duly elected and have qualified. In the event that any nominee is unable to serve, the persons named in the proxy will vote for such substitute nominee or nominees as the Board of Directors, in their discretion, shall determine. At this time, the Board knows of no reason why any nominee might be unavailable to serve. Messrs. Circo, Grimes, Guyton, Linton and Ramsburg are currently serving as Directors of the 1998 class of directors and have been nominated by the Board of Directors for election as directors to serve for a three year term to expire in 2001 (Class 2001). Ms. Collier was appointed by the Board of Directors in October 1997 to fill a vacancy until the Annual Meeting of Shareholders in 1998. Ms. Collier will serve a one year term to expire in 1999 (Class 1999).

    The following table sets forth as to each nominee and director continuing in office, his or her name, age, the year he or she first became a director of the Company and the number of shares of Common Stock beneficially owned at February 6, 1998.

                                                                              YEAR                     SHARES OF
                                                                              FIRST        YEAR       COMMON STOCK     PERCENT
                                                                             ELECTED       TERM       BENEFICIALLY       OF
NAME                                                            AGE(1)      DIRECTOR      EXPIRES       OWNED(2)        CLASS
------------------------------------------------------------  -----------  -----------  -----------  --------------  -----------
                       BOARD NOMINEES
Shirley D. Collier..........................................          44         1997         1999           938(3)         .02
Miles M. Circo..............................................          51         1986         2001         6,257(4)         .11
James S. Grimes.............................................          58         1989         2001         7,773(5)         .13
Gail T. Guyton..............................................          57         1986         2001        61,005(6)        1.03
A. Patrick Linton...........................................          48         1991         2001        97,818(7)        1.65
Jacob R. Ramsburg, Jr.......................................          61         1986         2001        93,747(8)        1.58

               DIRECTORS CONTINUING IN OFFICE
Bernard L. Grove, Jr........................................          64         1988         1999         9,034(9)         .15
Ramona C. Remsberg..........................................          69         1987         1999       54,550(10)         .92
Kenneth W. Rice.............................................          54         1988         1999       14,436(11)         .24
Rand D. Weinberg............................................          41         1996         1999        8,540(12)         .14
George B. Callan Jr.........................................          66         1986         2000       12,924(13)        0.22
Clyde C. Crum...............................................          62         1986         2000       50,495(14)        0.85
Frank L. Hewitt, III........................................          56         1996         2000      138,043(15)        2.33
DeWalt J. Willard, Jr.......................................          66         1986         2000       50,450(16)        0.85

------------------------

 (1) At February 6, 1998.

 (2) In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock with respect to which he or she has sole or shared voting and/or investment. The table includes shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, and other forms of ownership, over which shares the persons named in the table possess voting and investment power. Except as otherwise noted, each person has sole voting and investment power with respect to all shares beneficially owned.

 (3) Included in the total shares owned by Ms. Collier are options, currently exercisable, to purchase 438 shares of the Company's Common Stock.

 (4) Included in the total shares owned by Mr. Circo are options, currently exercisable, to purchase 1,750 shares of the Company's Common Stock.

 (5) Included in the total shares owned by Mr. Grimes are options, currently exercisable, to purchase 1,750 shares of the Company's Common Stock.

 (6) The shares attributed to Mr. Guyton include 2,772 shares owned by Mr. Guyton's wife, as to which Mr. Guyton disclaims beneficial ownership. Also, included in the total shares owned are options, currently exercisable, to purchase 1,750 shares of the Company's Common Stock.

 (7) The shares attributed to Mr. Linton include 33,337 shares as to which he shares voting and investment power with his wife, 2,035 shares owned by Mr. Linton's children, as to which he has voting and investment power and 440 shares owned by Mr. Linton's wife. Also, included in the total shares owned are options, currently exercisable, to purchase 39,198 shares of the Company's Common Stock and 5,786 shares of restricted stock to be received when the underlying stock options are exercised. Mr. Linton also has been granted the right to receive Reload Options to purchase an additional 10,271 shares of the Company's Common Stock, if the 1997 stock options are exercised within three years.

 (8) The shares attributed to Mr. Ramsburg include 5,396 shares owned by Mr. Ramsburg's wife, and 5,316 shares owned jointly by Mr. Ramsburg's wife and son, as to which Mr. Ramsburg disclaims beneficial ownership, and 17,292 shares owned by two corporations controlled by Mr. Ramsburg, as to which he holds voting and investment power. Also, included in the total shares owned are options, currently exercisable, to purchase 1,750 shares of the Company's Common Stock.

 (9) The shares attributed to Mr. Grove include 1,619 shares owned by Mr. Grove's daughter, as to which Mr. Grove disclaims beneficial ownership. Also, included in the total shares owned are options, currently exercisable, to purchase 1,750 shares of the Company's Common Stock.

(10) The shares attributed to Ms. Remsberg include 2,310 shares held in a trust as to which she has shared voting and investment power. Also, included in the total shares owned are options, currently exercisable, to purchase 1,750 shares of the Company's Common Stock.

(11) The shares attributed to Mr. Rice include 1,615 shares as to which Mr. Rice shares voting and investment power with his wife and 22 shares owned in custody for his goddaughter over which he has voting and investment power. Also, included in the total shares owned are options, currently exercisable, to purchase 1,750 shares of the Company's Common Stock.

(12) The shares attributed to Mr. Weinberg include 2,225 shares as to which Mr. Weinberg shares voting and investment power with his wife, 3,850 shares invested in a pension trust as to which he has voting and investment power and 440 shares held in custody by Mr. Weinberg and his wife for their children which he shares voting and investment powers. Also, included in the total shares owned are options, currently exercisable, to purchase 1,750 shares of the Company's Common Stock.

(13) Included in the total shares owned by Mr. Callan are options, currently exercisable, to purchase 1,750 shares of the Company's Common Stock.

(14) The shares attributed to Mr. Crum include 8,836 shares owned by Mr. Crum's wife, as to which Mr. Crum disclaims beneficial ownership. Also, included in the total shares owned are options, currently exercisable, to purchase 1,750 shares of the Company's Common Stock.

(15) The shares attributed to Mr. Hewitt include 24,368 shares as to which he shares voting and investment power with his wife, 12,498 shares owned by Mr. Hewitt's children, as to which he has voting and investment power, 1,684 shares held in trust as to which he has shared voting and investment power and 2,966 shares owned by Mr. Hewitt's wife. Also, included in the total shares owned are options, currently exercisable, to purchase 1,750 shares of the Company's Common Stock.

(16) The shares attributed to Mr. Willard include 8,647 shares owned by a corporation controlled by Mr. Willard, as to which he holds voting and investment powers, and 340 shares held in trust over which he has voting and investment power. Also, included in the total shares owned are options, currently exercisable, to purchase 1,750 shares of the Company's Common Stock.

    Set forth below is certain information with respect to the nominees for director and the continuing directors of the Company. Unless otherwise indicated, the principal occupation listed for each person below has been his or her occupation for the past five years.

    SHIRLEY D. COLLIER is president of Paragon Computer Services, Inc., a computer consulting firm.

    MILES M. CIRCO is general manager of Patapsco Designs, Inc., an electronic design and manufacturing firm.

    JAMES S. GRIMES has been Mayor of the City of Frederick, Maryland since 1994 and is president of James S. Grimes, Inc., a full service truck transportation service operation.

    GAIL T. GUYTON, vice chairman of the board of both the Bank and the Company since January 1995, is chairman of the board of Morgan-Keller, Inc., a commercial/industrial construction firm.

    A. PATRICK LINTON is president and chief executive officer of the Bank and the Company.

    JACOB R. RAMSBURG, JR. is president of Frederick Underwriters, Inc., a general insurance agency.

    BERNARD L. GROVE, JR. is an advisor to Genstar Stone Products, Inc.

    RAMONA C. REMSBERG is the former vice chairman of the board of both the Bank and of the Company, having retired from the Bank and the Company in September 1993.

    KENNETH W. RICE is president of Donald B. Rice Tire Co., Inc., a tire distribution firm.

    RAND D. WEINBERG is a partner with Weinberg & Weinberg, a law firm in Frederick, Maryland.

    GEORGE B. CALLAN, JR. is president of Associates in Management, a company that specializes in historic preservation, museum management and automotive parts sales.

    CLYDE C. CRUM, chairman of the board of the Bank and the Company since January 1995, is president of Clyde C. Crum and Son, Inc., a dairy farm operation.

    FRANK L. HEWITT, III is president of the Frank L. Hewitt Company. Mr. Hewitt was president of Laurel Bancorp, Inc. ("Laurel") and its subsidiary Laurel Federal Savings Bank until the merger of Laurel with and into the Company in January 1996.

    DEWALT J. WILLARD, JR. is president of Ideal Buick-GMC, an automobile dealership.

BOARD AND COMMITTEE MEETINGS

    The Board of Directors of the Company has standing audit and Human Resources Committees, but does not have a standing nominating committee.

    The Audit Committee, comprised of Directors Circo, Collier, Grimes, Ramsburg and Willard, assists the Board of Directors of the Bank in exercising its fiduciary responsibilities for oversight of audit and related matters, including corporate accounting, internal controls and regulatory compliance. Its duties include: monitoring the Bank's internal controls and procedures; meeting with the internal auditors and reviewing their reports; recommending the selection of independent auditors; reviewing the scope of audits conducted by the independent auditors, as well as the results of their audits; and reviewing policies relating to compliance with applicable banking and other laws.

    The Human Resources Committee, comprised of Directors Callan, Grove, Rice and Weinberg, reviews and recommends to the Board of Directors the overall compensation policy for the Company. The Board of Directors of the Bank follows this policy specifically related to the salaries and other benefits for senior management thereof.

    The Board of Directors of the Company held seventeen meetings, the Audit Committee held eight meetings and the Human Resources Committees held nine meetings during 1997. Each of the directors of the Company attended at least 75% of the meetings of the Board of Directors and all committees on which they served during 1997.

COMPENSATION OF DIRECTORS

    During 1997, the directors of the Company received an annual retainer of $2,000 for attending Board of Directors meetings of the Company. Members of the Board of Directors of the Company who were members of the Board of Directors of the Bank received an additional fee of $200 for each meeting attended. Members of the Board of Directors of the Company who also served as members of the Board of Directors of the Bank received an annual retainer of $5,000 and a fee of $200 for each bi-weekly Board of Directors and committee meeting of the Bank attended.

    Clyde C. Crum received a $35,000 annual fee for his services as Chairman of the Board of both the Company and the Bank, along with the bi-weekly Board of Directors meeting fees during 1997. However, he did not receive any committee meeting fees. Mr. Crum also received a cash bonus of $25,000 in January 1998. Effective in January 1998, the annual fee for the Chairman of the Board of the Company and the Bank was increased to $50,000.

    Directors who agree to defer receipt of at least four years of their annual retainers may participate in an unfunded deferred compensation plan maintained by the Bank. Under this plan, deferred amounts earn interest at the rate of 10% per annum until the director attains age sixty-five, dies or becomes disabled. Upon any such event, the deferred amount plus credited interest thereon will be paid to the participant or his beneficiary over a period of up to ten years, with interest continuing to accrue on the unpaid balance at the rate of 10% per annum.

    The Company and the Bank paid a total of $127,000 in director and committee fees for the fiscal year ended December 31, 1997.

       PROPOSAL II: APPROVAL OF THE COMPANY'S DIRECTORS STOCK OPTION PLAN

    The Board of Directors has proposed for the approval of the shareholders, the 1997 Nonqualified Stock Option Plan for Directors of the Company (the "Directors Plan"), pursuant to which nonqualified stock options ("Options") to purchase an aggregate of up to 250,000 shares of Common Stock (subject to adjustment for any stock split, stock dividend, reverse stock split, other subdivision or combination of the Common Stock, or any reorganization, recapitalization, merger or consolidation pursuant to which the Common Stock is exchanged for or converted into a different number or class of securities) may be issued to directors of the Company who are not employees of the Company, the Bank or any affiliate thereof. The Board of Directors approved the Directors Plan on December 23, 1997, and has proposed the approval of the Directors Plan as a means of compensating the non-employee directors for their services to the Company and its shareholders. The Company desires to reward the non-employee directors for their service, provide them with additional incentive to work for the growth and profitability of the Company, and to further align the interests of the Board of Directors with those of the shareholders. The full text of the Directors Plan is attached hereto as Exhibit A.

    While not required to submit the Directors Plan to the vote of shareholders under the Company's Charter, Maryland law or federal regulatory provisions, the Directors Plan is being submitted to shareholders in accordance with the rules governing the listing of the Common Stock on the NASDAQ National Market. Shareholder approval of the Plan will also enable transactions pursuant to the plan to be exempted from the short swing profit recovery provisions of Section 16 of the Securities Exchange Act of 1934, as amended.

    The Directors Plan is subject to administration by a committee consisting of not less than two non-employee directors, or by the full Board of Directors. The Committee has the authority to determine the recipients of discretionary awards under the Directors Plan, to interpret the plan, determine the size and characteristics of discretionary awards, and make such rules as are required for the administration of the Directors Plan. Under the Directors Plan, each of the thirteen non-employee directors of the Company received a grant, on December 23, 1997, of nonqualified options to purchase 1,750 shares of Common Stock at an exercise price of $28.50 per share, except Ms. Collier, who joined the Board of Directors in October 1997, who received a nonqualified option to purchase 438 shares, for an aggregate grant of Options to purchase 21,438 shares of Common Stock. Each non-employee members of the Board of Directors of the Company will receive automatic grants of Options to purchase 1,750 additional shares on the day following each annual meeting of shareholders, commencing with the 1998 annual meeting. The Committee also has the authority to make additional grants of Options in its discretion. Assuming approval by shareholders, no Options may be granted pursuant to the Directors Plan after December 23, 2007.

    Each of the Option grants made prior to the effectiveness of the Directors Plan, which will occur upon receipt of shareholder approval, is subject to the receipt of the affirmative vote of a majority of the votes cast on the proposal at the Meeting. If shareholders do not approve the Directors Plan at the Meeting, all grants will be void and of no effect. All Options granted under the Directors Plan will be immediately exercisable and, subject to earlier termination as provided in the plan, will have a term of ten years. All Options have an exercise price equal to the fair market value of the shares of Common Stock subject to the Option as of the date of grant. Except as otherwise provided with respect to any grant, an Option may be exercised by a recipient provided such recipient has maintained continuous service on the Board of Directors since the date of grant of such Option (subject only to certain permitted breaks in service) or within two years of termination of such continuous service. Shares received upon the exercise of an Option may not be sold within six months of the date of grant of the Option with respect to which they were received. If an Option is exercised within three years of its date of grant, the recipient of that Option will automatically receive a reload option to purchase, at an exercise price per share equal to the fair market value of the Common Stock as of that date, a number of shares of Common Stock equal to the number of shares subject to the exercised Option ("Reload Options"). Options granted pursuant to the Directors Plan are not transferable except by will or pursuant to the laws of descent and distribution, or to the grantee's spouse, lineal ascendants and lineal descendants.

    The Directors Plan may be amended, suspended or terminated by the Board of Directors, except that no amendment shall be made which alters or impairs any right or obligation under any outstanding Option.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE DIRECTORS PLAN.

    A director receiving Options under the Directors Plan will not recognize taxable income at the time of grant if the Option does not have a readily ascertainable fair market value at the time of grant. A director will recognize ordinary income upon the exercise of an Option equal to the excess of the fair market value of the shares received upon exercise over the exercise price of the Option. Subject to certain limits, the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the director at the time of such recognition.

    Upon exercise of the Option, when the Company receives a tax deduction equal to the difference between the fair value of the underlying stock over the exercise price, there is no additional effect on the income statement. The Company's tax expense as shown on the income statement would not be reduced by the net effect of the deduction, which would be reflected as an adjustment to capital surplus.

    VOTE REQUIRED. The affirmative vote of a majority of the total number of votes cast on the proposal at the Meeting is required to approve the Directors Plan.

    RECOMMENDATION OF THE BOARD OF DIRECTORS. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR ADOPTION OF THE DIRECTOR PLAN.

                               VOTING SECURITIES

    All voting rights are vested exclusively in the holders of the Common Stock of the Company. Each shareholder is entitled to one vote for each share of Common Stock owned on all matters brought to a vote of the shareholders. The Company had 5,915,468 shares of Common Stock outstanding on the record date for the Annual Meeting. The Company has no other class of equity securities outstanding.

    Persons and groups beneficially owning in excess of 5% of the Common Stock are required to file certain reports disclosing such ownership pursuant to the Securities Exchange Act of 1934, as amended (hereinafter called the "Exchange Act"). The following table sets forth, as of February 6, 1998, certain information as to the shares of Common Stock beneficially owned by certain officers of the Company who are not also directors of the Company, and all officers and directors of the Company as a group. Management knows of no persons who beneficially owned more than 5% of the outstanding shares of Common Stock at February 6, 1998.

                                                                                 AMOUNT AND NATURE
                                                                                   OF BENEFICIAL        PERCENTAGE
NAME                                                                              OWNERSHIP(1)(2)        OF CLASS
---------------------------------------------------------------------------  -------------------------  -----------
Martin S. Lapera...........................................................             35,285(3)             0.60%
Mark A. Severson...........................................................             17,674(4)             0.30
Charles E. Weller..........................................................             10,319(5)             0.17
All Officers and Directors as a Group (19 persons).........................            731,338(6)            12.36

------------------------

(1) Unless otherwise indicated, all shares are owned directly by the named individual or by the individual indirectly through a trust, corporation or association, or by the individual or his/her spouse as custodian or trustee for the shares of minor children. Except as otherwise indicated, the named individual exercises sole voting and investment power over such shares.

(2) Restricted stock to be received by officers of the Company or Bank is based on the formula of one (1) restricted share for every five (5) shares of Common Stock purchased pursuant to the exercise of stock options. The restriction period is for three (3) years from the date of receipt, and if the shares purchased pursuant to the exercise of stock options are sold within this time period, a pro rata percentage of the restricted shares are forfeited and must be returned to the Company.

(3) Mr. Lapera is executive vice president of the Company and is executive vice president, chief operating officer and chief lending officer of the Bank. The shares attributed to Mr. Lapera include 16,782 shares as to which Mr. Lapera shares voting and investment power with his wife. Also, included in the total shares owned are options, currently exercisable, to purchase 15,768 shares of the Company's Common Stock and 2,247 shares of restricted stock to be received when the underlying stock options are exercised. Mr. Lapera also has been granted the right to receive Reload Options to purchase an additional 4,541 shares of the Company's Common Stock, if the stock options granted in 1997 are exercised within three years.

(4) Mr. Severson is senior vice president and treasurer of the Company and is senior vice president and chief financial officer of the Bank. The shares attributed to Mr. Severson include 4,701 shares held in trust as to which Mr. Severson has voting and investment powers. Also, included in the total shares owned are options, currently exercisable, to purchase 9,631 shares of the Company's Common Stock and 1,378 shares of restricted stock to be received when the underlying stock options are exercised. Mr. Severson also has been granted the right to receive Reload Options to purchase an additional 2,751 shares of the Company's Common Stock, if the stock options granted in 1997 are exercised within three years.

(5) Mr. Weller is senior vice president of the Company and senior vice president of the Bank, having served as President of Elkridge Bank. The shares attributed to Mr. Weller include 176 shares owned by Mr. Weller's wife, as to which Mr. Weller disclaims beneficial ownership and 319 shares held in joint ownership with Mr. Weller's daughter. Also, included in the total shares owned are options, currently exercisable, to purchase 8,097 shares of the Company's Common Stock and 1,067 shares of restricted stock to be received when the underlying stock options are exercised. Mr. Weller also has been granted the right to receive Reload Options to purchase additional 1,309 shares of the Company's Common Stock, if the 1997 stock options are exercised within three years.

(6) Includes an aggregate of 82,856 shares, which may currently be acquired by certain of such executive officers upon the exercise of stock options and entitling such officers to receive an aggregate of 12,510 shares of restricted stock to be received when the underlying stock options are exercised. This group also has been granted the right to receive Reload Options to purchase additional 42,189 shares of the Company's Common Stock, if the 1997 stock options are exercised within three years.

           EXECUTIVE OFFICERS' COMPENSATION AND CERTAIN TRANSACTIONS

COMPENSATION--OVERVIEW

    Set forth below are summarized tables of all compensation awarded to, earned by, or paid to certain executive officers. It should be noted that no cash compensation was paid to any executive officer of the Company in his or her capacity as such. Each of the executive officers of the Company received compensation from the Bank for services rendered in their capacities as executive officers of the Bank.

    The following table sets forth a comprehensive overview of the compensation for the Company's Chief Executive Officer and the most highly compensated executive officers for the year ended December 31, 1997. Comparative data is also provided for the previous two fiscal years, in selected categories. Except as disclosed below, no other executive officer of the Company or the Bank received salary and bonus in excess of $100,000 during the year ended December 31, 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                                  LONG-TERM COMPENSATION
                                                                        ANNUAL COMPENSATION    ----------------------------
                                                                                                 RESTRICTED     SECURITIES
                                                                      -----------------------   STOCK AWARDS    UNDER- LYING
NAME AND PRINCIPAL POSITION                              FISCAL YEAR  SALARY(1)    BONUS (2)       (3)(4)       OPTIONS(4)
-------------------------------------------------------  -----------  ----------  -----------  ---------------  -----------

A. Patrick Linton,.....................................
  Director, President and Chief                                1997   $  220,787   $  78,750         --             10,271
    Executive Officer of the                                   1996      198,222      46,930        1,529            7,646
    Company and the Bank                                       1995      186,352      66,516        1,385            6,927

Martin S. Lapera,......................................
  Executive Vice President of the Company
    and Executive Vice President,                              1997   $  140,628   $  39,000         --              4,541
    Chief Operating Officer and                                1996      119,797      23,733         601             3,005
    Chief Lending Officer of the Bank                          1995      112,091      30,513         547             2,734

Charles E. Weller,.....................................        1997   $  114,296   $  13,971            262          1,309
  Senior Vice President of the Company and Senior Vice         1996      112,579      14,925            398          1,991
    President of the Bank (6)                                  1995      100,836      12,909            407          2,037

Mark A. Severson,......................................
  Senior Vice President and Treasurer of the Company           1997   $  113,416   $  23,625         --              2,751
    and Senior Vice President and Chief Financial              1996      101,194      15,169         359             1,792
    Officer of the Bank                                        1995       94,677      19,620         328             1,640


                                                         ALL OTHER
                                                          COMPEN-
NAME AND PRINCIPAL POSITION                              SATION(5)
-------------------------------------------------------  ---------
A. Patrick Linton,.....................................
  Director, President and Chief                          $  89,037
    Executive Officer of the                                10,442
    Company and the Bank                                     7,747
Martin S. Lapera,......................................
  Executive Vice President of the Company
    and Executive Vice President,                           --
    Chief Operating Officer and                             --
    Chief Lending Officer of the Bank                       --
Charles E. Weller,.....................................  $  55,204
  Senior Vice President of the Company and Senior Vice       1,427
    President of the Bank (6)                               --
Mark A. Severson,......................................
  Senior Vice President and Treasurer of the Company     $  20,912
    and Senior Vice President and Chief Financial           --
    Officer of the Bank                                     --

------------------------

(1) Includes contributions made by the Bank under its 401(k) Profit Sharing Plan. Contributions made by the Bank in 1997, 1996, and 1995, respectively, amounted to $10,787, $8,222 and $8,977 for Mr. Linton, $10,628, $7,797 and
    $7,091 for Mr. Lapera, and $8,416, $5,794, and $4,677 for Mr. Severson. Mr. Weller's contributions for 1997 and 1996 were $7,236 and $6,579, respectively.

(2) Annual bonuses accrued as of December 31, 1997, 1996 and 1995 were paid in January 1998, 1997 and 1996, respectively.

(3) The awards of restricted stock received are based on the formula of a grant of one (1) restricted share for every five (5) shares of Common Stock purchased pursuant to the exercise of stock options. The restriction period is for three (3) years from the date of receipt, and if the shares purchased pursuant to the exercise of stock options are sold within this time period, a pro rata percentage of the restricted shares are forfeited and must be returned to the Company.

(4) The amounts for 1996 and 1995 have been restated to show the effect of a 10% stock dividend declared and paid in October 1997.

(5) Includes payments for vacation pay taken in lieu of vacation for Mr. Linton in 1997, 1996 and 1995 in the amounts of $2,423, $2,192 and $2,047, respectively and $1,427 for Mr. Weller in 1996. Included in the 1997, 1996 and 1995 amounts for Mr. Linton are $850, $8,250 and $5,700, respectively, of Elkridge Bank directors fees. Also included in 1997 is the value realized from the exercise of stock options in the amounts of $85,764 for Mr. Linton, $55,204 for Mr. Weller and $20,912 for Mr. Severson.

(6) Mr. Weller became an executive officer of the Company on March 24, 1995, as a result of the merger of ENB Financial Corporation with and into the Company. Until the merger of Elkridge Bank into the Bank on March 7, 1997, Mr. Weller served as President at Elkridge Bank.

    STOCK OPTION PLAN. The following table sets forth as to the executive officers whose compensation is reported in the SUMMARY COMPENSATION TABLE certain information relating to options to purchase Common Stock of the Company granted during fiscal 1997 under the 1992 Employee Stock Option Plan.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                   INDIVIDUAL GRANTS                      POTENTIAL REALIZABLE
                                                -------------------------------------------------------     VALUE AT ASSUMED
                                                                  % OF TOTAL                                ANNUAL RATES OF
                                                  NUMBER OF         OPTIONS                                   STOCK PRICE
                                                  SECURITIES      GRANTED TO     EXERCISE                   APPRECIATION FOR
                                                  UNDERLYING       EMPLOYEES      OR BASE                    OPTION TERM(3)
                                                   OPTIONS         IN FISCAL     PRICE ($/  EXPIRATION   ----------------------
NAME                                            GRANTED (#)(1)       YEAR         SHARE)       DATE        5%($)       10%($)
----------------------------------------------  --------------  ---------------  ---------  -----------  ----------  ----------

A. Patrick Linton.............................         10,271             33%    $  28.625    12/31/07   $  184,900  $  468,572

Martin S. Lapera..............................          4,541             14%    $  28.625    12/31/07   $   81,748  $  207,164

Charles E. Weller.............................        1,309(2)             4%    $  28.625    12/31/07   $   23,565  $   59,718

Mark A. Severson..............................          2,751              9%    $  28.625    12/31/07   $   49,524  $  125,503

------------------------

(1) All options granted are immediately exercisable. Each of the above named executives are entitled to Reload Options to purchase an equal number of shares of the Company's Common Stock, if the original options are exercised within three years from the date of grant.

(2) The options granted to Mr. Weller to purchase 1,309 shares entitle Mr. Weller to receive an aggregate of 262 shares of restricted stock when the underlying stock options are exercised. The awards of restricted stock received are based on the formula of one (1) restricted share for every five
    (5) shares of Common Stock purchased pursuant to the exercise of stock options. The restriction period is for three (3) years from the date of receipt, and if the shares purchased pursuant to the exercise of stock options are sold within this time period, a pro rata percentage of the restricted shares are forfeited and must be returned to the Company.

(3) The assumed annual rates of appreciation in the table are shown for illustrative purposes only pursuant to applicable SEC requirements. Actual values realized on stock options are dependent on actual future performance of the Company's stock, among other factors. Accordingly, the amounts shown may not necessarily be realized. Does not include the value of restricted stock awards in conjunction with the grant of options to Mr. Weller.

    The table set forth below presents the amount and potential value of options held by each named executive at the end of fiscal 1997.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                                                     NUMBER OF
                                                                                    SECURITIES       VALUE OF
                                                                                    UNDERLYING      UNEXERCISED
                                                                                    UNEXERCISED    IN-THE-MONEY
                                                                                    OPTIONS AT      OPTIONS AT
                                                           SHARES        VALUE       FY-END(#)      FY-END ($)
                                                         ACQUIRED ON   REALIZED    EXERCISABLE/    EXERCISABLE/
NAME                                                      EXERCISE        (1)      UNEXERCISABLE  UNEXERCISABLE(1)
-------------------------------------------------------  -----------  -----------  -------------  ---------------
A. Patrick Linton......................................      10,052    $  85,764      39,198/--    $  326,037/--
Martin S. Lapera.......................................      --           --          15,768/--    $  126,151/--
Charles E. Weller......................................       4,400    $  55,204      11,121/--    $  152,096/--
Mark A. Severson.......................................       2,451    $  20,912       9,631/--    $   77,623/--

------------------------

(1) Does not include the value of restricted stock awards in conjunction with the grant of options.

    PROFIT SHARING PLAN. The Company has a Section 401 (k) profit sharing plan (the "Plan") covering employees meeting certain eligibility requirements as to minimum age and years of service. Employees may make voluntary contributions to the Plan through payroll deductions on a pre-tax basis. The Company makes contributions to the Plan at its discretion, based on the Company's performance. The Company's contributions are subject to a periodic vesting schedule (20% per year), requiring the completion of five years of service with the Company, before these benefits are fully vested. A participant's account under the Plan, together with investment earnings thereon, is normally distributable, following retirement, death, disability or other termination of employment, in a single lump-sum payment.

    The Company's annual contribution to the Plan totaled $466,000 in 1997, including an aggregate of $37,067 of contributions for the executive officers named in the SUMMARY COMPENSATION TABLE.

    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN. The Bank maintains a Supplemental Executive Retirement Plan in order to provide retirement benefits and long-term compensation to a select group of executives, determined by the Board of Directors. Each Participant may elect to make contributions from his or her salary or bonus (if any), on a pre-tax basis. Each Participant shall be entitled to have his or her Account receive the credit for a particular Plan Year only if the Participant is both credited with a Year of Service during the Plan Year and is employed on the last day of the Plan Year or terminates employment during the Plan Year due to his or her (i) death, disability, retirement, or (ii) acquisition or merger of the Bank. If the Participant satisfies the requirements for a Plan Year, the Bank shall credit the Participant's Account, with an amount equal to (i) sixty percent (60%) of the Eligible Executive's Final Average Compensation commencing at age 65, or if later, actual retirement with 15 Years of Service, reduced by (ii) the combined value of the following: (a) the Participant's estimated primary insurance amount ("PIA") at age 65 from Social Security, assuming the Participant is entitled to the maximum PIA; and (b) the age 65 retirement income from the Executive Compensation Plan; and (c) the age 65 projected value of the Participant's accrued benefits under the Bank's terminated defined benefit pension plan ; and (d) the age 65 projected value of the Participant's profit-sharing contribution account under the Company's 401(k) Retirement and Savings Plan; and (e) the age 65 projected value of the Participant's matching contribution account under the Company's 401(k) Retirement and Savings Plan. The benefits related to this plan will be paid out of the general assets of the Bank.

    EXECUTIVE COMPENSATION PLAN. The Bank maintains an Executive Compensation Plan, which is intended to provide supplemental retirement benefits to executive officers designated by the Human Resources Committee of the Bank's Board of Directors. Under this plan, an amount determined by the

Committee will be paid to a participant annually (in twelve monthly payments) for up to ten years commencing upon the earliest of (a) his or her attaining sixty-five years of age (or such later date as the participant and the Bank agree), (b) his or her death or (c) his or her disability. The payments will be made to a participant or his or her beneficiaries from the general funds of the Bank. Periodically, the Human Resources Committee will approve a change to the amount of annual benefits payable under the Executive Compensation Plan. Under the plan, the current annual benefits at normal retirement age established by the Human Resources Committee for Messrs. Linton and Lapera are $20,000 and $10,000, respectively. Messrs. Severson and Weller have no benefits under this plan.

HUMAN RESOURCES COMMITTEE REPORT

    The Human Resources Committee of the Company is composed of four outside directors, Messrs. George B. Callan, Jr., Bernard L. Grove, Jr., Kenneth W. Rice and Rand D. Weinberg. None of the committee members has ever been an employee of the Company or its subsidiary. The Committee makes recommendations to the full Board of Directors regarding the adoption, extension, amendment and termination of the Company's compensation plans. In conjunction with the Company's Chairman and President/Chief Executive Officer ("CEO"), it reviews the performance of senior management, recommends annual salary revisions and administers the Company's compensation plans.

    The Committee is guided by the following executive compensation philosophy of the Company:

    1. Enable the Company to attract and retain superior management by providing a very competitive total compensation package.

    2. Align the interests of shareholders and management by providing stock options as a portion of the executive's total compensation package.

    3. Base a portion of the executive's total compensation package upon the attainment of defined performance goals that support the growth and appreciation of the Company's value over time.

    4. Balance objectives of short-term performance and long-term growth and appreciation of the Company through a combination of an annual incentive compensation program using annual cash bonuses, and the stock option plan that rewards the executives through long-term growth and appreciation of the Company.

    Executive compensation consists primarily of three components: Base Salary, Annual Bonus, and Stock Options.

BASE SALARY

    The Company's policy is to set base salaries for each executive officer position, including that of the CEO, in a range commensurate for equivalent banking jobs in the Mid-Atlantic region. The Company utilizes outside consultants to monitor the Company's competitive compensation status. The Board of Directors based upon the Human Resources Committee's recommendations sets the base salaries of executive officers.

    Executive officers, other than the CEO, are reviewed annually by their superiors. The CEO is reviewed by the Executive Committee of the Board of Directors of the Company, which evaluation is forwarded to the Human Resources Committee. The quality of their individual performances and the relationship of their salary to their established salary range determine salary adjustments for executive officers.

    Adjustments to the base salary of the CEO are governed by the same factors as other executive officers, but also specifically take into account the Company's current financial performance as measured by earnings, asset growth, and overall financial soundness. The Committee also considers the CEO's leadership in setting high standards for financial performance, motivating his management colleagues, and representing the Company and its values to internal and external constituencies.

ANNUAL BONUS

    The Company has an Employee Performance Bonus Plan (the "Bonus Plan"). Annual bonuses are accrued as of the end of the fiscal year and are paid in January. The Company's Bonus Plan has several components related to the Company's performance. For 1997, these components consisted of the Company achieving pre-determined return on average shareholder's equity, asset growth, stock price appreciation and earnings per share growth. The CEO's, Chief Operating Officer's and the Chief Financial Officer's annual cash bonuses are strictly related to the Company's performance goals while the other named executive officer's annual cash bonus was related 50% to the Company's performance goals and 50% to the Bank's performance goals. The Human Resources Committee approves goals for each component of the Bonus Plan at the beginning of each year. Annual cash bonuses tied to Bank performance goals and/or the Company's performance goals are evaluated on a point system. Points are awarded for equaling or exceeding the predetermined base for each component. Target goals are determined that exceed the threshold level, as well as maximum goals. For each specific component, if the threshold level is not achieved, no bonus is awarded for that component. The maximum potential annual bonus award for the four named executive officers is 15.0% to 37.5% of base salary, depending on the executive's position.

    In 1997, the Company exceeded its maximum performance goals. Based on these results, the CEO was awarded a bonus of $78,750 which constituted 37.5% of his 1997 base salary. This annual bonus amount was accrued as of December 31, 1997 and paid in January 1998.

    For the other named executive officers, Bank performance goals were exceeded in addition to substantially meeting the Company's target performance goals.

    As of December 31, 1997, the total accrued annual bonus for the four named executive officers in the Bonus Plan was $155,346, which was paid in January 1998.

STOCK OPTIONS

    The Company maintains a 1992 Stock Option Plan currently covering 454,782 shares of the Company's Common Stock. This Stock Option Plan provides for grants by the Human Resources Committee of non-qualified stock options, as well as incentive stock options, thus tying a portion of the executive's compensation directly to the performance of the Company's stock price. The exercise price of the option to purchase stock under the plan may not be less than 100% of the fair market value of the Company's stock on the date of grant. Stock options are immediately exercisable from the date of grant and expire five and ten years from the date of the grant. Stock options for the four named executive officers typically are granted each year for a number of shares, the aggregate market value of which is in a range of 35% to 140% of the executive officer's base salary as of the date of grant. The Stock Option Plan also provides that the Company may grant one (1) share of restricted stock for every five (5) shares of Common Stock purchased pursuant to the exercise of options under the plan. The Common Stock purchased pursuant to the exercise of such options must be held for a period of three years before the restricted stock granted by the Company will fully vest to the recipient thereof. Stock options must be exercised in the sequence in which they were granted. This Plan also allows the Company to grant Reload Options, which allows the recipient to receive an Option to purchase, at an exercise price per share equal to the fair market value of the Common Stock as of that date, a number of shares of Common Stock equal to the number of shares subject to the exercised Option, if the original Option is exercised within three years of its date of grant.

    In 1997, the CEO received options to purchase 10,271 shares with an exercise price of $28.625 per share. The CEO now owns 58,620 shares of the Company's Common Stock and holds options to purchase an additional 39,198 shares, all of which are presently exercisable. In 1997, the other named executive officers received options to purchase an aggregate of 8,601 shares of the Company's Common Stock with an exercise price of $28.625 per share. The Human Resources Committee believes that significant equity interests in the Company held by the Company's management align the interests of shareholders and management.

    Stock options are designed to align the interests of executives with those of the shareholders. This approach is designed to provide incentives for the creation of shareholder value over the long term since the full benefit of the compensation package cannot be realized unless stock price appreciation occurs over a number of years.

CONCLUSION

    Through the programs described above, a moderate portion of the Company's executive compensation is linked directly to individual and corporate performance and stock price appreciation. In the case of the CEO, approximately 26% of his total 1997 compensation, including the accrued annual bonus as of December 31, 1997, consisted of performance-based variable elements. The Human Resources Committee intends to continue the policy of linking executive compensation to corporate performance and returns to shareholders, recognizing that ups and downs of the business cycle from time to time may result in an imbalance for a particular period.

    The Human Resources Committee of the Company has prepared this report.

    George B. Callan, Jr., Bernard L. Grove, Jr., Kenneth W. Rice, Rand D. Weinberg.

PERFORMANCE GRAPH

    Set forth below is a line graph comparing the yearly percentage change in cumulative total shareholder return on the Company's Common Stock from January 1, 1992 to December 31, 1997. The Company's yearly percentage change in cumulative total shareholder return as shown below is compared to the NASDAQ Market Index and the published Industry Peer Group Index consisting of 123 middle Atlantic banks published by Media General Financial Services.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             FCNB      PEER GROUP     NASDAQ
1992         $100.00       $100.00     $100.00
1993          136.25        124.23      119.95
1994          184.99        117.94      125.94
1995          190.11        179.10      163.35
1996          197.90        253.66      202.99
1997          310.81        375.28      248.30

Notes: 1. Total return assumes reinvestment of dividends.

       2. Fiscal Year Ending December 31.

       3. Return based on $100 dollars investment on January 1, 1993 in FCNB Corp Common Stock, an index for NASDAQ Stock Market (U.S. Companies), and Bank peer group.

TRANSACTIONS WITH DIRECTORS, EXECUTIVE OFFICERS, AND ASSOCIATES

    During the past year the Bank has had, and the Bank expects to have in the future, banking transactions in the ordinary course of business with its directors and officers as well as with their associates. These transactions have been made on substantially the same terms, including injc* erest rates, collateral, and repayment terms, as those prevailing at the same time for comparable transactions with unaffiliated parties. The extensions of credit to these persons have not and do not currently involve more than the normal risk of collectability or present other unfavorable features. At December 31, 1997, loans to directors and officers and their respective associates, including loans guaranteed by such persons, aggregated $9.2 million, which represented approximately 11.9% of consolidated shareholders' equity.

    Gail T. Guyton, a director of the Company and the Bank, is chairman of the board and a principal shareholder of Morgan-Keller, Inc., a construction firm. During 1997, the Company paid Morgan-Keller, Inc. a total of $160,000 in construction payments, which related to various construction projects.

    Jacob R. Ramsburg, Jr., a director of the Company and the Bank, is president and a principal shareholder of Frederick Underwriters, Inc., a general insurance agency which received $340,000 in premiums during 1997 in connection with the Company's purchase of certain types of insurance coverage.

    Rand D. Weinberg, a director of the Company and the Bank, is a partner with Weinberg & Weinberg, a law firm in Frederick which received $15,000 in legal fees during 1997 for legal representation of various legal matters.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission, and to provide the Company with copies of all Forms 3, 4, and 5 they file.

    Based solely upon the Company's review of the copies of the forms which it has received in 1997 and written representations from the Company's directors and executive officers, the Company is not aware of any failure to comply with the requirements of Section 16(a) in 1997 or any prior year, except that Bernard
L. Grove, Jr. and Rand D. Weinberg each failed to file one report required by
Section 16(a) on a timely basis during 1997. Each late report related to one transaction each.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors of the Company has selected Keller Bruner and Company, L.L.C., independent public accountants, to audit the Company's financial statements for the year ending December 31, 1998. The Company has been advised by Keller Bruner and Company, L.L.C. that neither that firm nor any of its associates has any relationship with the Company or the Bank, other than the usual relationship that exists between independent public accountants and clients. That firm audited the Company's financial statements for 1997. Representatives of Keller Bruner and Company, L.L.C. are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and to respond to appropriate questions.

                                 OTHER MATTERS

SHAREHOLDER PROPOSALS

    All shareholder proposals intended to be presented at the 1999 Annual Meeting of Shareholders must be received by the Company at the Company's principal office in writing not later than November 21, 1998 for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934. The Company must receive written notice of any shareholder proposal or nomination to be acted upon at the next annual meeting, for which inclusion in the Company's proxy materials is not sought, not less than 30 days nor more than 60 days prior to the 1999 Annual Meeting of Shareholders, which will be held on or about April 20, 1999.

OTHER BUSINESS

    The Board of Directors of the Company knows of no matters to be presented for action at the meeting other than those mentioned above; however, if any other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote on such other matters in accordance with their best judgment.

FINANCIAL STATEMENTS

    The Company's Annual Report to Shareholders, including audited financial statements, has been mailed to all shareholders of record as of the close of business on February 6, 1998. Any shareholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary of the Company. Such Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated herein by reference.

FORM 10-K

    UPON RECEIPT OF A WRITTEN REQUEST, THE COMPANY WILL DELIVER, WITHOUT CHARGE, TO ANY SHAREHOLDER OF RECORD ENTITLED TO VOTE AT THE ANNUAL MEETING OR TO ANY BENEFICIAL OWNER OF COMMON STOCK, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE EXCHANGE ACT. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO MARK A. SEVERSON, SENIOR VICE PRESIDENT AND TREASURER, FCNB CORP, 7200 FCNB COURT, P.O. BOX 240, FREDERICK, MARYLAND 21705-0240.

BY ORDER OF THE BOARD OF DIRECTORS

Helen G. Hahn
Senior Vice President & Secretary
Frederick, Maryland
March 20, 1998

                                                                       EXHIBIT A

                                   FCNB CORP
                      1997 STOCK OPTION PLAN FOR DIRECTORS

    1. PURPOSE OF THE PLAN.

    The purpose of this Plan is to advance the interests of the Company through providing its Directors with the opportunity to acquire Shares. By encouraging such stock ownership, the Company seeks to attract, retain and motivate the best available Directors and to provide additional incentives to Directors of the Company to promote the success of the business.

    2. DEFINITIONS.

    As used herein, the following definitions shall apply.

    (a) "Affiliate" shall mean any "parent corporation" or "subsidiary corporation" of the Company, as such terms are defined in Section 424(e) and
(f), respectively, of the Code.

    (b) "Agreement" shall mean a written agreement entered into in accordance with Paragraph 5(c).

    (c) "Bank" shall mean FCNB Bank.

    (d) "Board" shall mean the Board of Directors of the Company.

    (e) "Code" shall mean the Internal Revenue Code of 1986, as amended.

    (f) "Committee" shall mean not only the Human Resources Committee consisting of at least two Non-Employee Directors appointed by the Board in accordance with Paragraph 5(a) hereof, but also the Board.

    (g) "Common Stock" shall mean the common stock of the Company.

    (h) "Company" shall mean FCNB Corp.

    (i) "Continuous Service" shall mean the absence of any interruption or termination of service as a Director of the Company or an Affiliate. Continuous Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Company, in the case of transfers between payroll locations of the Company or between the Company, an Affiliate or a successor, or in the case of a Director's performance of services in an emeritus or advisory capacity.

    (j) "Director" shall mean any member of the Board who is not an Employee.

    (k) "Effective Date" shall mean the date specified in Paragraph 12 hereof.

    (l) "Employee" shall mean any person employed by the Company, the Bank, or an Affiliate.

    (m) "Exercise Price" shall mean the price per Optioned Share at which an Option may be exercised.

    (n) "Market Value" shall mean the fair market value of the Common Stock, as determined under Paragraph 7(b) hereof.

    (o) "Non-Employee Director" shall have the meaning provided in Rule 16b-3.

    (p) "Option" means a stock option or Reload Option granted pursuant to the Plan. Options granted pursuant to the Plan are not intended to be "incentive stock options" within the meaning of Section 422 of the Code.

    (q) "Optioned Shares" shall mean Shares purchased pursuant to the exercise of an Option.

    (r) "Participant" shall mean any Director who at the time receives an Option grant pursuant to Paragraph 6.

    (s) "Reload Option" shall mean an Option granted pursuant to Paragraph 6(d).

    (t) "Plan" shall mean this FCNB Corp 1997 Stock Option Plan.

    (u) "Rule 16b-3" shall mean Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

    (v) "Share" shall mean one share of Common Stock.

    3. TERM OF THE PLAN AND OPTIONS.

    (a) Term of the Plan. The Plan shall continue in effect for a term of ten years from the Effective Date, unless sooner terminated pursuant to Paragraph 14 hereof. No Option shall be granted under the Plan after ten years from the Effective Date.

    (b) Term of Options. The term of each Option granted under the Plan shall be established by the Committee, but shall not exceed 10 years.

    4. SHARES SUBJECT TO THE PLAN.

    Subject to the adjustments required under Paragraph 9, the aggregate number of Shares deliverable pursuant to Options shall not exceed 250,000 Shares. Such Shares may either be authorized but unissued Shares, Shares held in treasury, or Shares held in a grantor trust created by the Company. If any Options should expire, become unexercisable, or be forfeited for any reason without having been exercised, the Optioned Shares shall, unless the Plan shall have been terminated, be available for the grant of additional Options under the Plan.

    5. ADMINISTRATION OF THE PLAN.

    (a) Composition of the Committee. The Plan shall be administered by the Committee, which shall consist of not less than two (2) members of the Board who are Non-Employee Directors. Members of the Committee shall serve at the pleasure of the Board. In the absence at any time of a duly appointed Committee, the Plan shall be administered by the Board.

    (b) Powers of the Committee. Except as limited by the express provisions of the Plan or by resolutions adopted by the Board, the Committee shall have sole and complete authority and discretion (i) to select Participants and grant Options, (ii) to determine the form and content of Options to be issued in the form of Agreements under the Plan, (iii) to interpret the Plan, (iv) to prescribe, amend and rescind rules and regulations relating to the Plan, and (v) to make other determinations necessary or advisable for the administration of the Plan. The Committee shall have and may exercise such other power and authority as may be delegated to it by the Board from time to time. A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be deemed the action of the Committee.

    (c) Agreement. Each Option shall be evidenced by a written agreement containing such provisions as may be approved by the Committee. Each such Agreement shall constitute a binding contract between the Company and the Participant, and every Participant, upon acceptance of such Agreement, shall be bound by the terms and restrictions of the Plan and of such Agreement. The terms of each such Agreement shall be in accordance with the Plan, but each Agreement may include such additional provisions and restrictions determined by the Committee, in its discretion, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan. In particular, the Committee shall set forth in each Agreement (i) the Exercise Price of an Option,
(ii) the number of Shares subject to the Option, and its expiration date, (iii) the manner, time, and rate (cumulative or otherwise) of exercise or vesting of such Option, and (iv) the restrictions, if any, to be placed upon such Option, or upon Shares which may be issued upon exercise of such Option. The Chairman of the Committee and such other Directors and officers as shall be designated by the Committee are hereby authorized to execute Agreements on behalf of the Company and to cause them to be delivered to the recipients of Options.

    (d) Effect of the Committee's Decisions. All decisions, determinations and interpretations of the Committee shall be final and conclusive on all persons affected thereby.

    (e) Indemnification. In addition to such other rights of indemnification as they may have, the members of the Committee shall be indemnified by the Company in connection with any claim, action, suit or proceeding relating to any action taken or failure to act under or in connection with the Plan or any Option, granted hereunder to the full extent provided for under the Company's governing instruments with respect to the indemnification of Directors.

    6. GRANT OF OPTIONS.

    (a) General Rule. Subject to Paragraph 12 hereof, the Committee shall have the discretion to grant Options to Directors (including members of the Committee).

    (b) Automatic Grants. Subject to Paragraph 12 hereof, each Participant who is a non-Employee Director on the Effective Date will receive an Option to purchase 1,750 Shares. On the day after each annual meeting of the Company's stockholders (beginning with 1998), each Participant who is then a non-Employee Director will receive an Option to purchase 1,750 Shares.

    (c) Terms of Grants. With respect to each of the above-named Participants, the Option granted to the Participant hereunder (i) have an Exercise Price determined in Paragraph 7 of the Plan, (ii) shall be immediately exercisable, in accordance with Paragraph 8, (iii) shall have a term of ten years from the Effective Date, and (iv) shall be subject to the general rule set forth in Paragraph 8(c) with respect to the effect of a Participant's termination of Continuous Service on the Participant's right to exercise his or her Options.

    (d) Reload of Options. If a Participant exercises an Option at any time and from time to time within three years of its grant date, the Participant will receive a Reload Option to purchase a number of Shares equal to the number of Shares purchased upon exercise of the Option; provided the Participant is a non-Employee Director when the Option is exercised; and provided further that grants of Reload Options shall be made only to the extent there are still Shares remaining from total number of Shares authorized under Paragraph 4. On the day on which the Shares authorized under the Plan in Paragraph 4 are fully depleted, any Participants exercising Options and determined to be entitled to a grant of Reload Options will have their Reload Options reduced pro rata based on the number of Optioned Shares purchased on that day.

The Exercise Price for the Reload Option will be the Market Value of the underlying Shares on the grant date of the Reload Option. The exercise of a Reload Option will not trigger another Option grant.

    7. EXERCISE PRICE FOR OPTIONS.

    (a) Limits on Committee Discretion. The Exercise Price as to any particular Option shall equal 100% of the Market Value of the Optioned Shares on the date of grant.

    (b) Standards for Determining Exercise Price. If the Common Stock is listed on a national securities exchange (including the NASDAQ National Market System) on the date in question, then the Market Value per Share shall be the average of the highest and lowest selling price on such exchange on such date, or if there were no sales on such date, then the Market Value shall be the mean between the bid and asked price on such date. If the Common Stock is traded otherwise than on a national securities exchange on the date in question, then the Market Value per Share shall be the mean between the bid and asked price on such date, or, if there is no bid and asked price on such date, then on the next prior business day on which there was a bid and asked price. If no such bid and asked price is available, then the Market Value per Share shall be its fair market value as determined by the Committee, in its sole and absolute discretion.

    8. EXERCISE OF OPTIONS AND RELOAD OPTIONS.

    (a) Generally. Subject to Paragraph 12 hereof, each Option shall become fully (100%) exercisable immediately upon the date of its grant. An Option may not be exercised for a fractional Share. A Reload Option becomes exercisable one year after its grant date, provided that a Participant shall forfeit a Reload Option upon selling any Optioned Shares that triggered its grant within one year of the date of grant of the Reload Option.

    (b) Procedure for Exercise. A Participant may exercise Options, subject to provisions relative to its termination and limitations on its exercise, only by
(1) written notice of intent to exercise the Option with respect to a specified number of Shares, and (2) payment to the Company (contemporaneously with delivery of such notice) in cash, in Common Stock, or a combination of cash and Common Stock, of the amount of the Exercise Price for the number of Shares with respect to which the Option is then being exercised. Each such notice (and payment where required) shall be delivered, or mailed by prepaid registered or certified mail, addressed to the Treasurer of the Company at its executive offices. Common Stock utilized in full or partial payment of the Exercise Price for Options shall be valued at its Market Value at the date of exercise, and may consist of Shares subject to the Option being exercised.

    (c) Period of Exercisability. Except to the extent otherwise provided in the terms of an Agreement, an Option may be exercised by a Participant only while he is a Director and has maintained Continuous Service from the date of the grant of the Option, or within two years after termination of such Continuous Service (but not later than the date on which the Option would otherwise expire).

    (d) Mandatory Six-Month Holding Period. Notwithstanding any other provision of this Plan to the contrary, Optioned Shares may not be sold within the six-month period following the grant of that Option, provided that such six-month holding period shall not apply in the event of a transaction described in Paragraph 9(b) hereof.

    9. EFFECT OF CHANGES IN COMMON STOCK SUBJECT TO THE PLAN.

    (a) Recapitalizations; Stock Splits, Etc. The number and kind of shares reserved for issuance under the Plan, and the number and kind of shares subject to outstanding Options, and the Exercise Price thereof, shall be proportionately adjusted for any increase, decrease, change or exchange of Shares for a different number or kind of shares or other securities of the Company which results from a merger, consolidation, recapitalization, reorganization, reclassification, stock dividend, split-up, combination of shares, or similar event in which the number or kind of shares is changed without the receipt or payment of consideration by the Company.

    (b) Transactions in which the Company is Not the Surviving Entity. In the event of (i) the liquidation or dissolution of the Company, (ii) a merger or consolidation in which the Company is not the surviving entity, or (iii) the sale or disposition of all or substantially all of the Company's assets (any of the foregoing to be referred to herein as a "Transaction"), all outstanding Options, together with the Exercise Price thereof, shall be equitably adjusted for any change or exchange of Shares for a different number or kind of shares or other securities which results from the Transaction.

    (c) Conditions and Restrictions on New, Additional, or Different Shares or Securities. If, by reason of any adjustment made pursuant to this Paragraph, a Participant becomes entitled to new, additional, or different shares of stock or securities, such new, additional, or different shares of stock or securities shall thereupon be subject to all of the conditions and restrictions which were applicable to the Shares pursuant to the Option before the adjustment was made.

    (d) Other Issuances. Except as expressly provided in this Paragraph, the issuance by the Company or an Affiliate of shares of stock of any class, or of securities convertible into Shares or stock of another class, for cash or property or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, shall not affect, and no adjustment shall be made with respect to, the number, class, or Exercise Price of Shares then subject to Options or reserved for issuance under the Plan.

    10. NON-TRANSFERABILITY OF OPTIONS.

    Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, or any other provision of this Plan, a Participant who holds Options may transfer such Options to his or her spouse, lineal ascendants, lineal descendants, or to a duly established trust for the benefit of one or more of these individuals. Options so transferred may thereafter be transferred only to the Participant who originally received the grant or to an individual or trust to whom the Participant could have initially transferred the Options pursuant to this Paragraph 10. Options which are transferred pursuant to this Paragraph 10 shall be exercisable by the transferee according to the same terms and conditions as applied to the Participant.

    11. TIME OF GRANTING OPTIONS.

    The date of grant of an Option shall, for all purposes, be the date on which the Committee makes the determination of granting such Option. Notice of the determination shall be given to each Participant to whom an Option is so granted within a reasonable time after the date of such grant.

    12. EFFECTIVE DATE.

    The Plan shall become effective upon its adoption by the Board, subject to approval of the Plan by a favorable vote of stockholders owning at least a majority of the total votes cast at a duly called meeting of the Company's stockholders held in accordance with applicable laws. Any Options granted prior to approval of the Plan by the stockholders of the Company shall be contingent on such approval, and shall not be exercisable prior thereto.

    13. MODIFICATION OF OPTIONS.

    At any time, and from time to time, the Committee may direct execution of an instrument providing for the modification of any outstanding Option, provided no such modification shall confer on the holder of said Option any right or benefit which could not be conferred on him by the grant of a new Option at such time, or impair the Option without the consent of the holder of the Option.

    14. AMENDMENT AND TERMINATION OF THE PLAN.

    The Board may from time to time amend the terms of the Plan and, with respect to any Shares at the time not subject to Options, suspend or terminate the Plan. No amendment, suspension or termination of the Plan shall, without the consent of any affected holders of an Option, alter or impair any rights or obligations under any Option theretofore granted.

    15. CONDITIONS UPON ISSUANCE OF SHARES.

    (a) Compliance with Securities Laws. Shares of Common Stock shall not be issued with respect to any Option unless the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, any applicable state securities law, and the requirements of any stock exchange upon which the Shares may then be listed.

    (b) Special Circumstances. The inability of the Company to obtain approval from any regulatory body or authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability in respect of the non-issuance or sale of such Shares. As a condition to the exercise of an Option, the Company may require the person exercising the Option to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of federal or state securities law.

    (c) Committee Discretion. The Committee shall have the discretionary authority to impose in Agreements such restrictions on Shares as it may deem appropriate or desirable, including but not limited to the authority to impose a right of first refusal or to establish repurchase rights or both of these restrictions.

    16. RESERVATION OF SHARES.

    The Company, during the term of the Plan, will reserve and keep available a number of Shares sufficient to satisfy the requirements of the Plan.

    17. NO EMPLOYMENT OR OTHER RIGHTS.

    In no event shall a Director's eligibility to participate or participation in the Plan create or be deemed to create any legal or equitable right of the Director to continue service as a Director with the Company, the Bank, or any Affiliate of such corporations. No Director shall have a right to be granted an Option or, having received an Option, the right to again be granted an Option. However, a Director who has been granted an Option may, if otherwise eligible, be granted an additional Option or Options.

    18. GOVERNING LAW.

    The Plan shall be governed by and construed in accordance with the laws of the State of Maryland, except to the extent that federal law shall be deemed to apply.

                                FCNB CORP
                             FORM OF PROXY
FRONT

                                FCNB CORP
         PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of FCNB Corp hereby appoints Kenneth E. Fogle and Edwin J. Reading, and each of them, the lawful attorneys and proxies of the undersigned, with full power of substitution, to vote as designated below all shares of Common Stock of FCNB Corp which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on April 21, 1998, and at any and all adjournments or postponements thereof:

(1)  ELECTION OF DIRECTORS:

[   ]  FOR all nominees listed    [   ]  WITHHOLD AUTHORITY to   [   ]   ABSTAIN
       below (except as marked           vote for all nominees
       to the contrary)                  listed below

Shirley D. Collier,   Miles M. Circo,   James S. Grimes,   Gail T. Guyton,
A. Patrick Linton,   Jacob R. Ramsburg, Jr.

(INSTRUCTION: To withhold authority for any individual nominee strike a line through the nominee's name in the list above.)

(2)  THE ADOPTION OF THE COMPANY'S 1997 DIRECTOR STOCK OPTION PLAN

[   ]   FOR adoption              [   ]  AGAINST adoption        [   ]   ABSTAIN

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                     (Continued and to be signed on other side)

BACK

Shares represented by all properly executed proxies will be voted (or the vote on such matters will be withheld on specific matters) in accordance with instructions appearing on the proxy. In the absence of specific instructions to the contrary, proxies will be voted FOR the Election of Directors and FOR the Adoption of the Company's 1997 Directors Stock Option Plan.

      Dated                                             1998
           ---------------------------------------------

           ---------------------------------------------
                            (Signature)

           ---------------------------------------------
                            (Signature)


(PLEASE SIGN AS NAME(S) APPEARS AT RIGHT. IF JOINT ACCOUNT, BOTH JOINT OWNERS MUST SIGN.)


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED BY THE PERSON(S) GRANTING IT PRIOR TO ITS EXERCISE.